EXHIBIT 10.54

TRANSITION AND RETIREMENT AGREEMENT
This Transition and Retirement Agreement (this “Agreement”) is entered into by and between William J. DeLaney (“Executive”) and Sysco Corporation (the “Company”), and confirms the agreement that has been reached with Executive in connection with Executive’s transition and retirement from the Company.
1.    Resignation as Chief Executive Officer and Member of the Board of Directors. Effective at the close of business on December 31, 2017 (the “Transition Date”), Executive shall resign his position as Chief Executive Officer of the Company, and all other offices Executive may hold as of the Transition Date with the Company, its subsidiaries, or other affiliates. As of the Transition Date Executive shall also resign as a member of the Board of Directors of the Company (the “Board”) and every committee thereof (as well as of the board of directors or comparable body of every subsidiary, parent or other affiliated entity of the Company and every committee thereof). The parties agree that Executive and the Chair of the Board (“Chair”) shall mutually agree upon the content of the public announcement scheduled to occur on July 17, 2017.
2.    Pre-Transition Period. From the date that this Agreement is signed through the Transition Date, Executive shall be entitled to the following:
(a)    A base annual salary that is no less than the base annual salary that the Executive received in fiscal year 2017.
(b)    100% of the Executive’s earned annual incentive for fiscal year 2017 under the Sysco Corporation Fiscal 2017 Management Incentive Program for MIP Bonus-Eligible Positions that is payable in August of 2017.
(c)    Equity grants (of all forms) that are expected to be made in August of 2017 that are no less in aggregate value than the equity grants made to the Executive for fiscal year 2017, provided that Executive’s employment is not terminated due to Executive’s death prior to the grant date(s).
(d)    Participation in all retirement plans (qualified and non-qualified), including the allocation of all employer matching contributions to such plans, and all health and welfare plans in which Executive (and his dependents) have historically participated.
(e)    Eligibility for a fiscal year 2018 annual incentive targeted at 150% of base salary. Such annual incentive will be calculated based on actual financial results of the Company’s fiscal year 2018 performance and paid at the same time as all other fiscal year 2018 annual incentives.
3.    Transition Period.
(a)    Executive and the Company hereby agree that Executive shall remain employed by the Company on a full-time basis as an employee advisor and mentor to the Company’s successor Chief Executive Officer (the “CEO”) from and after the Transition Date until December 31, 2018 (the “Separation Date”), subject to the terms and conditions of this Agreement.
(b)    From the Transition Date through the Separation Date (the “Transition Period”), Executive shall report to the Chair and shall provide such assistance as may be reasonably requested by the Chair and/or the CEO from time to time (the “Transition Services”). The Transition Services may be provided remotely or telephonically unless the Chair or the CEO reasonably determines that it is necessary for Executive to provide such Transition Services in person or at a particular location.

The Company agrees to make Executive’s current administrative assistant available for a mutually agreeable period of time not to exceed the Separation Date, subject to her continued ability and willingness to provide such services.
(c)    In return for Executive’s continued employment during the Transition Period and subject to Executive’s timely execution without revocation of the General Release of Claims attached as Exhibit A hereto:
(i)    Executive shall be entitled to continue to receive a base annual salary at a rate equal to Executive’s current base annual salary rate as of December 31, 2017, payable in accordance with the Company’s regular payroll practices.
(ii)    Executive shall be entitled to full payment of Executive’s earned fiscal year 2018 annual incentive under the Company’s management incentive program for fiscal 2018 (the “MIP”) based on actual financial results of the Company’s fiscal year 2018 performance. The Company agrees that the SBO portion of Executive’s fiscal year 2018 annual incentive shall be calculated at 100% of target. Payment of the fiscal year 2018 annual incentive shall be made at the same time all other fiscal 2018 annual incentives are paid and will not be subject to a reduction for any reason. The SBO portion of Executive’s fiscal year 2018 annual incentive shall not be eligible for deferral under any compensation program maintained by the Company.
(iii)    Executive’s outstanding stock options, restricted stock units, performance share units and performance based cash performance units will remain outstanding and continue to vest and be paid out in accordance with and subject to the terms and conditions set forth in the applicable award agreements. Schedule I lists all vested and unvested stock options, unvested restricted stock units, unvested performance share units and unvested performance based cash performance units as of the date of this agreement.
(iv)    Executive (and Executive’s eligible beneficiaries and dependents as applicable) shall be entitled to continue to participate in all retirement (qualified and unqualified), medical, dental, life insurance and all other employee benefit plans in which Executive (and/or eligible beneficiaries and dependents as applicable) currently participate, including retaining Executive’s status as a participant in the MIP, provided however, that Executive shall no longer be designated by the Board as an executive officer of the Company.
(v)    The Company shall maintain Executive’s status in the United Airlines Chairman’s Circle and Hertz Platinum program through the Separation Date.
In order to be eligible to receive the benefits outlined in this paragraph 3(c), Executive must execute this Agreement and the Waiver and Release of Claims set forth in Exhibit A (the “Release”). Executive agrees and acknowledges that he has had at least twenty-one (21) days prior to his execution of the Release to consider the terms of the Release. Moreover, should Executive exercise his right to revoke his execution of the Release as permitted by applicable law, this Agreement shall become null and void.
4.    Separation of Employment. Executive agrees that his employment with the Company shall terminate on the Separation Date. Executive’s employment may end earlier than the Separation Date for any of the following reasons:
(a)    Separation by Mutual Agreement of Executive and the Company. Executive and Company may agree to end Executive’s employment at any time prior to the Separation Date.

(b)    Executive’s Death.     Executive’s employment shall end immediately upon Executive’s death.
(c)    Executive’s Termination for Cause. “Cause” means termination of Executive’s employment for Cause upon written notice of termination to Executive, which notice shall specify Cause in reasonable detail. As used herein, “Cause” shall mean one of the following which is demonstrably injurious to the Company: (i) a material violation of the Sysco Corporation Global Code of Conduct; (ii) Executive’s commission of fraud, theft or embezzlement against the Company or its suppliers or customers (as determined in good faith and following a reasonable investigation by the Company); (iii) Executive’s conviction of or pleading guilty or nolo contendere to any felony under applicable law; or (iv) Executive’s material breach of any other agreement between Executive, on the one hand, and the Company, on the other, including, without limitation any non-disclosure, non-solicitation and/or non-competition agreement between Executive and the Company. Notwithstanding the foregoing and provided that, in the reasonable judgment of the Board such Cause event is curable, no termination of Executive's employment shall be for Cause under this subparagraph until (1) there shall have been delivered to Executive a copy of a written notice setting forth the basis for such termination in reasonable detail (the “Cause Notice”) no later than forty-five (45) days after the Company first becomes aware of the facts allegedly constituting Cause, and (2) Executive shall have thirty (30) calendar days following receipt of the Cause Notice to address and “cure” any act or omission that might provide the basis for a termination for “Cause” and, if cured within such 30-day period, such acts or omissions shall not provide the basis for a termination for “Cause.” Any termination of Executive's employment by the Company under this subparagraph shall be deemed to be a termination other than for Cause unless it meets all requirements of this Section. The parties agree that as of the date of this Agreement, the Company has no information that would lead it to believe Executive has engaged in any activity that would constitute Cause as defined under this Agreement.
5.    Separation Pay and Benefits.
(a)    Separation for Any Reason. Upon termination of employment for any reason, Executive will be entitled to receive:
(i)    Executive’s full earned but unpaid base salary accrued through the last date of employment;
(ii)    Cash payment for any accrued but unused vacation days as of Executive’s last date of employment;
(iii)    Unreimbursed business expenses (in accordance with usual Company policies and practice), to the extent not heretofore paid;
(iv)    Vested amounts payable to Executive under the Company’s 401(k), SERP, MSP and EDCP plans and other retirement, deferred compensation and benefits plans in accordance with the terms of such plans and applicable law.
(b)    Separation for Any Reason Except Death or for Cause. In the event of the Executive’s termination of employment as of the Separation Date or for any reason other than death or for Cause prior to the Separation Date and in consideration of, subject to and conditioned on (a) Executive’s execution of this Agreement, and (b) Executive’s execution on or within twenty-one (21) days following the end of Executive’s employment and Executive’s non-revocation of the

Additional Waiver and Release of Claims set forth in Exhibit B (the “Additional Release”), Executive shall be entitled to receive the following severance benefits:
(i)    An amount equal to 75% of Executive’s 2018 annual base salary that was paid (or was payable) in calendar year 2018. This amount is to be paid on the date that is six (6) months following the date of Executive’s separation from service within the meaning of Section 409A of the Internal Revenue Code and applicable Treasury Regulations thereunder (“Section 409A”).
(ii)    Provided that Executive’s eligible dependents, if any, are participating in Sysco’s group health, dental and vision plans as of Executive’s last date of employment and Executive elects on a timely basis to continue that participation in some or all of the offered plans through the federal law commonly known as “COBRA,” Sysco will reimburse the entire premium cost for COBRA continuation (the Company-Subsidized Health Coverage). Executive shall continue to be eligible for the Company-Subsidized Health Coverage until the earlier to occur of (1) the date eighteen (18) months after Executive’s active coverage under Sysco’s group healthcare plans ends or (2) the date Executive is eligible to enroll in the health, dental and/or vision plans of another employer; provided, however, that Executive’s participation is dependent on Executive and Executive’s dependents continuing to be eligible to participate in the Company’s offered plans through COBRA. Executive agrees to notify the Company promptly if Executive is eligible to enroll in the plans of another employer or if Executive or any of Executive’s dependents cease to be eligible to continue participation in the Company plans through COBRA. Following COBRA, the Company shall take all steps necessary to provide Executive and his eligible dependents the same Company-Subsidized Health Coverage through March 31, 2021. To the extent the Company does not or cannot continue Executive’s (and his eligible dependents) coverage under the applicable Company plans, the Company shall obtain similar coverage from a third-party through March 31, 2021 at no additional pre-tax cost to him for such coverage.
(iii)    As of the end of Executive’s employment, Executive will elect retirement under all applicable plans which, among other things, will have the following effects:
(a)    Stock Options. Any outstanding and unvested options will remain outstanding and continue to vest and be paid out in accordance with and subject to the terms and conditions set forth in the applicable award agreements.
(b)    Restricted Stock Units (“RSUs”). Any outstanding and unvested time-based RSUs will remain outstanding and continue to vest and be paid out in accordance with and subject to the terms and conditions set forth in the applicable award agreements.
(c)    Performance Share Units (“Performance Shares”). Any outstanding and unvested time-based Performance Shares shall continue to be paid out according to the applicable Performance Share award agreement. For the avoidance of doubt, with respect to the Performance Share grant made to Executive in August 2016, if Executive’s employment terminates on the Separation Date, Executive will receive 83% (5/6) of the applicable award; with respect to the Performance Share grant to be made to Executive in August 2017, Executive will receive 50% (1/2) of the applicable award. Notwithstanding the foregoing, in the event of a separation from employment prior to the Separation Date, the terms of the applicable Performance Share award agreement shall control.

(d)    Cash Performance Units (“CPUs”). Any CPUs that are outstanding shall be settled after the end of their respective performance periods, in accordance with the applicable CPU award agreement.
For the avoidance of doubt, the Company agrees that as of the end of Executive’s employment pursuant to this Section 5(b), the stock options, RSUs and CPUs shall not be forfeited due to Executive’s termination of employment.
(iv)    All employer matching contributions to each qualified and nonqualified retirement plan (these contributions will be made no later than March 31, 2019 and will reflect service through the Separation Date). In the event of a termination of employment earlier than the Separation Date, employer matching contributions shall be made according to the terms of the applicable plan document and shall reflect actual service.
(c)    Separation Due to Executive’s Death.     In the event of Executive’s termination of employment due to death prior to the Separation Date and in consideration of, subject to and conditioned on (a) Executive’s execution of this Agreement, and (b) Executive’s estate’s execution of the Estate Waiver and Release of Claims set forth in Exhibit C (the “Estate Release”), Executive’s estate shall be entitled, to the extent not previously provided to Executive, to receive all of the benefits outlined in paragraphs 3(c), 5(a) and 5(b) herein equivalent to what he would have received if he was employed through the Separation Date. Further, the amount payable under 5(b)(i) shall not be subject to delay in payment under Section 409A.
(d)    Separation for Cause. In the event of the Executive’s termination of employment for Cause, Executive will only be entitled to the amounts payable and/or benefits due under paragraphs 5(a), 5(b) (iii), and 5(b) (iv) herein, except to the extent he would be otherwise disqualified from receipt of such amounts or benefits under the terms of the applicable award agreements and/or benefit plans.
6.    Exercise and Sale of Certain Options. Executive has the sole right, subject to applicable law and applicable Company policies, to exercise his options and otherwise dispose of his equity holdings, provided that he is not in possession of material, non-public information regarding the Company; provided further prior to the Transition Date the Executive shall be entitled to exercise and sell certain shares as follows pursuant to a Rule 10b5-1 Trading Plan, in connection with estate planning purposes:

Grant Date	Last Vesting Date	Expiration Date	Number of Options	Planned Action
11/15/11	11/15/16	11/14/18	600,000	To be exercised and sold between 9/1/2017 and 12/31/2017
11/13/12	11/13/17	11/13/19	750,000	Current vested options to be exercised and sold between 9/1/2017 and 12/31/2017; options vesting on 11/13/17 to be exercised and sold between 11/14/17 and 12/31/2017

7.    Indemnification; Liability Insurance. For six (6) years following Executive’s last date of employment (or such longer period, if any, as may be provided under the Company’s Certificate of Incorporation and Bylaws) (a) Executive will continue to be indemnified under the Company’s Certificate of Incorporation and Bylaws at least to the same extent as prior to the Transition Date, and (b) Executive shall be covered by the directors‘ and officers’ liability insurance, the fiduciary liability insurance and the professional liability insurance policies that are the same as, or provide coverage at least equivalent to, those the Company carried as of the Transition Date.
8.    Nondisparagement. The Sysco Corporation Board of Directors, Executive’s direct reports as of the date of this Agreement, and Executive agree that it, they or he will not at any time orally or in writing defame or intentionally make, publish or disseminate disparaging remarks that could reasonably be expected to have an adverse impact on the business reputation or prospects of the other party, including any of their respective administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, except as may be required by judicial or administrative order or legal process.
9.    Company Property. On or prior to Executive’s last date of employment, Executive shall return to the Company all Company property.
10.    Outside Activities During and Following the Transition Period. Subject to preapproval in writing by the CEO or the Company’s EVP of Administration and Corporate Secretary which consent will not be unreasonably withheld or delayed, the Company acknowledges and consents that Executive shall be permitted to continue (a) to serve on any board of directors, (including, remaining on any current outside board as of the Effective Date) and (b) engage in any type of employment or consulting arrangements or services, except to the extent such activities would violate Executive’s duty of loyalty and/or duty of confidentiality during his employment and/or would violate Executive’s post employment obligations to the Company, deriving from existing contractual and other obligations owed to the Company by Executive.
11.    Taxes. The parties hereto acknowledge and agree that the form and timing of the Separation Amount and the other payments and benefits to be provided pursuant to this Agreement are intended to comply with or be exempt from one or more exceptions to the requirements of Section 409A. The parties hereto further acknowledge and agree that for purposes of Section 409A, Executive does not have discretion with respect to the timing of the payment of any amounts provided under this Agreement. Any amounts or benefits payable upon the Executive’s “separation from service” (within the meaning of Section 409A) with the Company that are subject to, and not exempt from, Section 409A (“Section 409A Payments”) will be delayed if Executive is a “specified employee” under Section 409A and a delay is required to avoid the imposition of additional taxes under Section 409A until the date that is six (6) months after such separation.
12.    No Admission. This Agreement is not intended, and shall not be construed, as an admission that either Executive or any of the Company, its subsidiaries and affiliates, their respective past and present directors and officers, and their successors and assigns (collectively, the “Company Entities and Persons”) have violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract or committed any wrong whatsoever.
13.    Tax Withholding. All payments, benefits and other amounts made or provided pursuant to this Agreement will be subject to withholding of applicable federal, state and local taxes.
14.    Successors. This Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns.
15.    Choice of Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas without regard to the principles of conflicts of law.
16.    Entire Agreement. Executive acknowledges that this Agreement constitutes the complete understanding between the Company and Executive regarding its subject matter and supersedes any and all prior written, and prior or contemporaneous oral, agreements, understandings, and discussions, whether written or oral, between Executive and any of the Company Entities and Persons except any prior agreements related to inventions, business ideas, confidentiality of corporate information, and agreements restricting Executive’s post-employment activities, including any noncompetition agreements, remain in full force and effect. Effective Date. Executive may accept this Agreement by signing it and the Release and returning both documents to the Company’s Executive Vice President of Administration & Corporate Secretary. In the event Executive does not accept this Agreement (including the Release Agreement) as set forth in this paragraph 16, this Agreement, including but not limited to the obligation of the Company hereunder to provide the payments and other benefits described herein, shall be deemed automatically null and void.
17.    Headings. The headings used herein are for the convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.
18.    Legal Fees. The Company hereby agrees to reimburse Executive up to $25,000 in legal fees associated with entering into this Agreement. Such reimbursement shall be paid to Executive, or Executive’s designated law firm, within 30 days of Executive’s submission of an invoice.
19.    Counterparts. This Agreement may be executed in one or more counterparts, including emailed or telecopied facsimiles, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below.
/s/ William J. DeLaney
William J. DeLaney

Date:    July 17, 2017
SYSCO CORPORATION

By:        /s/ Russell T. Libby
Russell Libby, Executive Vice President, Administration & Corporate Secretary
Date:    July 17, 2017

EXHIBIT A

WAIVER AND RELEASE OF CLAIMS

(FOR SIGNATURE CONCURRENT WITH EXECUTION OF THE AGREEMENT)

In exchange for the consideration described in paragraph 5 of the Transition and Retirement Agreement (the “Agreement”) by and between Sysco Corporation (the “Company”) and William J. DeLaney (“Executive”) (together, the “Parties”), Executive hereby agrees as follows:
1.Executive’s Release.
(a)    Executive hereby forever releases and discharges the Company and its parents, affiliates, successors, and assigns, as well as each of their respective past, present, and future officers, directors, employees, agents, attorneys, and shareholders (collectively, the “Company Released Parties”), from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages, and liabilities, known or unknown, suspected or unsuspected, that Executive had, now has, or may hereafter claim to have against the Company Released Parties arising out of or relating in any way to Executive’s employment with, or separation from, the Company, from the beginning of time to the date Executive signs this Waiver and Release of Claims (the “Executive’s Release”).
(b)    Executive’s Release specifically extends to, without limitation, any and all claims or causes of action for wrongful termination, breach of an express or implied contract, including, without limitation, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, employment discrimination, including harassment, fraud, misrepresentation, defamation, slander, infliction of emotional distress, disability, loss of future earnings, and any claims under any applicable state, federal, or local statutes and regulations, including, but not limited to, the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1963, as amended, the Fair Labor Standards Act, as amended, the Americans with Disabilities Act of 1990, as amended (the “ADA”), the Rehabilitation Act of 1973, as amended, the Age Discrimination in Employment Act, as amended (“ADEA”), as amended, the Older Workers Benefit Protection Act, as amended, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Worker Adjustment and Retraining Notification Act, as amended (the “WARN Act”), Section 806 of the Sarbanes-Oxley Act, the Family and Medical Leave Act, as amended, and the Texas Labor Code, the Texas Payday Law, and the Texas Commission on Human Rights Act, or any other federal or state laws relating to employment or employment discrimination, and any claims for attorneys’ fees and costs; provided, however, that Executive’s Release does not waive, release or otherwise discharge (i) any claim or cause of action that cannot legally be waived by private agreement between Executive and the Company, including, but not limited to, any claim for unpaid wages, workers’ compensation benefits or unemployment benefits; (ii) any rights to indemnification Executive may have under paragraph 8 of the Agreement; (iii) any vested benefits provided under the terms of any employee benefit plan applicable to Executive; (iv) any claim or cause of action to enforce any of Executive’s rights under the Agreement; or (v) any claim or cause of action based on Executive’s rights as a shareholder of the Company.
(c)    This release extends to any claims that may be brought on Executive’s behalf by any person or agency, as well as any class or representative action under which Executive may have any rights or benefits; Executive agrees not to accept any recovery or benefits under any such claim or action, and Executive assigns any such recovery or benefits to the Company. For the purpose of implementing a full and complete release, Executive understands and agrees that this Waiver and Release of Claims is intended to include all claims, if any, which Executive may have and which Executive does not now know or suspect to exist in his favor against the Company Released Parties and this Waiver and Release of Claims extinguishes those claims.

Exhibit A – Page 1

(d)    Executive’s Release shall not prevent Executive from filing a charge with the Equal Employment Opportunity Commission (or similar state or local agency) or participating in any investigation conducted by the Equal Employment Opportunity Commission (or similar state or local agency); provided, however, that Executive acknowledges and agrees that any claims by Executive for personal relief in connection with such a charge or investigation (such as reinstatement or monetary damages) hereby are barred.
2.ADEA Waiver and Release. Executive understands and agrees that he is waiving his rights under the ADEA and thus:
(a)    Executive has been informed and understands and agrees that he had the period of at least twenty-one (21) calendar days to consider whether to sign this Waiver and Release of Claims.
(b)    Executive has been informed and understands and agrees that he may revoke this Waiver and Release of Claims at any time during the seven (7) calendar days after it is signed and returned to the Company, in which case none of the provisions of this Waiver and Release of Claims will have any effect. Executive acknowledges and agrees that if he wishes to revoke this Waiver and Release of Claims, he must do so in writing, and that such revocation must be signed by Executive and received by the General Counsel of the Company no later than the seventh (7th) day after Executive has signed the Waiver and Release of Claims. Executive acknowledges and agrees that, in the event Executive revokes the Waiver and Release of Claims, the Agreement shall be null and void.
(c)    Executive agrees that prior to signing this Waiver and Release of Claims, he read and understood each and every provision of the document.
(d)    Executive understands and agrees that he has been advised in this writing to consult with an attorney of his choice concerning the legal consequences of this Waiver and Release of Claims and the Agreement and Executive hereby acknowledges that prior to signing this Waiver and Release of Claims he had the opportunity to consult, and did consult, with an attorney of his choosing regarding the effect of each and every provision of both this Waiver and Release of Claims and the Agreement.
(e)    Executive acknowledges and agrees that he knowingly and voluntarily entered into this Waiver and Release of Claims and the Agreement with complete understanding of all relevant facts, and that he was neither fraudulently induced nor coerced to enter into this Waiver and Release of Claims or the Agreement.
(f)    Executive understands that he is not waiving, releasing or otherwise discharging any claims that may arise after the date he signs this Waiver and Release of Claims.
3.Effective Date. For purposes of this Waiver and Release of Claims, the “Effective Date” shall be the eighth (8th) calendar day following the date that Executive signs and returns this Waiver and Release of Claims to the Company, provided that Executive does not revoke or attempt to revoke his acceptance prior to such date. Executive understands and agrees that his failure to execute and/or revocation of this Waiver and Release of Claims nullifies the Agreement .
4.Miscellaneous. Executive represents and warrants that he has the full legal capacity, power and authority to execute and deliver this Waiver and Release of Claims and to perform his obligations hereunder. This Waiver and Release of Claims is binding upon and shall inure to the benefit of the Parties hereto as well as the Company Released Parties. For purposes of this Waiver and Release of Claims, a facsimile or electronic file containing Executive’s signature printed by a receiving facsimile machine or printer shall be deemed an original signature.

Exhibit A – Page 2

IN WITNESS WHEREOF, Executive has executed this Release as of the date set forth below.

William J. DeLaney

Date:

Exhibit A – Page 3

EXHIBIT B

WAIVER AND RELEASE OF CLAIMS

(DO NOT SIGN UNTIL ON OR AFTER THE LAST DATE OF EMPLOYMENT)

In exchange for the consideration described in paragraph 5 of the Transition and Retirement Agreement (the “Agreement”) by and between Sysco Corporation (the “Company”) and William J. DeLaney (“Executive”) (together, the “Parties”), Executive hereby agrees as follows:
5.Executive’s Release.
(a)    Executive hereby forever releases and discharges the Company and its parents, affiliates, successors, and assigns, as well as each of their respective past, present, and future officers, directors, employees, agents, attorneys, and shareholders (collectively, the “Company Released Parties”), from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages, and liabilities, known or unknown, suspected or unsuspected, that Executive had, now has, or may hereafter claim to have against the Company Released Parties arising out of or relating in any way to Executive’s employment with, or separation from, the Company, from the beginning of time to the date Executive signs this Waiver and Release of Claims (the “Executive’s Release”).
(b)    Executive’s Release specifically extends to, without limitation, any and all claims or causes of action for wrongful termination, breach of an express or implied contract, including, without limitation, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, employment discrimination, including harassment, fraud, misrepresentation, defamation, slander, infliction of emotional distress, disability, loss of future earnings, and any claims under any applicable state, federal, or local statutes and regulations, including, but not limited to, the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1963, as amended, the Fair Labor Standards Act, as amended, the Americans with Disabilities Act of 1990, as amended (the “ADA”), the Rehabilitation Act of 1973, as amended, the Age Discrimination in Employment Act, as amended (“ADEA”), as amended, the Older Workers Benefit Protection Act, as amended, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Worker Adjustment and Retraining Notification Act, as amended (the “WARN Act”), Section 806 of the Sarbanes-Oxley Act, the Family and Medical Leave Act, as amended, and the Texas Labor Code, the Texas Payday Law, and the Texas Commission on Human Rights Act, or any other federal or state laws relating to employment or employment discrimination, and any claims for attorneys’ fees and costs; provided, however, that Executive’s Release does not waive, release or otherwise discharge (i) any claim or cause of action that cannot legally be waived by private agreement between Executive and the Company, including, but not limited to, any claim for unpaid wages, workers’ compensation benefits or unemployment benefits; (ii) any rights to indemnification Executive may have under paragraph 8 of the Agreement; (iii) any vested benefits provided under the terms of any employee benefit plan applicable to Executive; (iv) any claim or cause of action to enforce any of Executive’s rights under the Agreement; or (v) any claim or cause of action based on Executive’s rights as a shareholder of the Company.
(c)    This release extends to any claims that may be brought on Executive’s behalf by any person or agency, as well as any class or representative action under which Executive may have any rights or benefits; Executive agrees not to accept any recovery or benefits under any such claim or action, and Executive assigns any such recovery or benefits to the Company. For the purpose of implementing a full and complete release, Executive understands and agrees that this Waiver and Release of Claims is intended to include all claims, if any, which Executive may have and which Executive does not now know or suspect to exist in his favor against the Company Released Parties and this Waiver and Release of Claims extinguishes those claims.

    Exhibit B – Page 1

(d)    Executive’s Release shall not prevent Executive from filing a charge with the Equal Employment Opportunity Commission (or similar state or local agency) or participating in any investigation conducted by the Equal Employment Opportunity Commission (or similar state or local agency); provided, however, that Executive acknowledges and agrees that any claims by Executive for personal relief in connection with such a charge or investigation (such as reinstatement or monetary damages) hereby are barred.
6.ADEA Waiver and Release. Executive understands and agrees that he is waiving his rights under the ADEA and thus:
(a)    Executive has been informed and understands and agrees that he has the period of at least twenty-one (21) calendar days after receipt of this Waiver and Release of Claims to consider whether to sign it.
(b)    Executive has been informed and understands and agrees that he may revoke this Waiver and Release of Claims at any time during the seven (7) calendar days after it is signed and returned to the Company, in which case none of the provisions of this Waiver and Release of Claims will have any effect. Executive acknowledges and agrees that if he wishes to revoke this Waiver and Release of Claims, he must do so in writing, and that such revocation must be signed by Executive and received by the General Counsel of the Company no later than the seventh (7th) day after Executive has signed the Waiver and Release of Claims. Executive acknowledges and agrees that, in the event Executive revokes the Waiver and Release of Claims, he shall have no right to receive any of the consideration described in paragraph 5 of the Agreement.
(c)    Executive agrees that prior to signing this Waiver and Release of Claims, he read and understood each and every provision of the document.
(d)    Executive understands and agrees that he has been advised in this writing to consult with an attorney of his choice concerning the legal consequences of this Waiver and Release of Claims and the Agreement and Executive hereby acknowledges that prior to signing this Waiver and Release of Claims he had the opportunity to consult, and did consult, with an attorney of his choosing regarding the effect of each and every provision of both this Waiver and Release of Claims and the Agreement.
(e)    Executive acknowledges and agrees that he knowingly and voluntarily entered into this Waiver and Release of Claims and the Agreement with complete understanding of all relevant facts, and that he was neither fraudulently induced nor coerced to enter into this Waiver and Release of Claims or the Agreement.
(f)    Executive understands that he is not waiving, releasing or otherwise discharging any claims that may arise after the date he signs this Waiver and Release of Claims.
7.Effective Date. For purposes of this Waiver and Release of Claims, the “Effective Date” shall be the eighth (8th) calendar day following the date that Executive signs and returns this Waiver and Release of Claims to the Company, provided that Executive does not revoke or attempt to revoke his acceptance prior to such date. Executive understands and agrees that, in order to receive the consideration provided under paragraph 5 of the Agreement, he must execute this Waiver and Release of Claims no earlier than the Separation Date or the Early Termination Date (as defined in the Agreement) and no later than twenty-one (21) days following the Separation Date or Early Termination Date and shall not have revoked or attempted to revoke such acceptance prior to the Effective Date.

    Exhibit B – Page 2

8.Miscellaneous. Executive represents and warrants that he has the full legal capacity, power and authority to execute and deliver this Waiver and Release of Claims and to perform his obligations hereunder. This Waiver and Release of Claims is binding upon and shall inure to the benefit of the Parties hereto as well as the Company Released Parties. For purposes of this Waiver and Release of Claims, a facsimile or electronic file containing Executive’s signature printed by a receiving facsimile machine or printer shall be deemed an original signature.
IN WITNESS WHEREOF, Executive has executed this Release as of the date set forth below.

William J. DeLaney

Date:

    Exhibit B – Page 3

EXHIBIT C

ESTATE WAIVER AND RELEASE OF CLAIMS

(TO BE SIGNED BY EXECUTOR OF EXECUTIVE’S ESTATE IN THE EVENT OF EXECUTIVE’S DEATH PRIOR TO THE SEPARATION DATE)

In exchange for the consideration described in paragraph 5 of the Transition and Retirement Agreement (the “Agreement”) by and between Sysco Corporation (the “Company”) and William J. DeLaney (“Executive”) (together, the “Parties”), ________________, the Executor of Executive’s estate (“Executor”) hereby agrees as follows on behalf of Executive’s estate:

1.	Release on Behalf of Executive’s Estate.
(a)    Acting solely on behalf of Executive’s estate, Executor hereby forever releases and discharges the Company and its parents, affiliates, successors, and assigns, as well as each of their respective past, present, and future officers, directors, employees, agents, attorneys, benefit plans sponsored by the Company and each plan’s respective administrator, and shareholders (collectively, the “Company Released Parties”), from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages, and liabilities, known or unknown, suspected or unsuspected, that Executive’s estate had, now has, or may hereafter claim to have against the Company Released Parties arising directly or indirectly out of or relating in any way to Executive’s employment with, or separation from, the Company, from the beginning of time through the date Executor signs this Estate Waiver and Release of Claims (the “Estate Release”).
(b)    This Estate Release specifically extends to, without limitation, any and all claims or causes of action for wrongful termination, breach of an express or implied contract, including, without limitation, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, employment discrimination, including harassment, fraud, misrepresentation, defamation, slander, infliction of emotional distress, disability, loss of future earnings, and any claims under any applicable state, federal, or local statutes and regulations, including, but not limited to, the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1963, as amended, the Fair Labor Standards Act, as amended, the Americans with Disabilities Act of 1990, as amended (the “ADA”), the Rehabilitation Act of 1973, as amended, the Age Discrimination in Employment Act, as amended (“ADEA”), as amended, the Older Workers Benefit Protection Act, as amended, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Worker Adjustment and Retraining Notification Act, as amended (the “WARN Act”), Section 806 of the Sarbanes-Oxley Act, the Family and Medical Leave Act, as amended, and the Texas Labor Code, the Texas Payday Law, and the Texas Commission on Human Rights Act, or any other federal or state laws relating to employment or employment discrimination, and any claims for attorneys’ fees and costs; provided, however, that the Estate Release does not waive, release or otherwise discharge (i) any claim or cause of action that cannot legally be waived by private agreement; (ii) any rights to indemnification Executive’s estate may have under paragraph 7 of the Agreement; or (iii) any vested benefits provided under the terms of any Company sponsored benefit plan or program that continue to inure to the benefit of Executive’s estate following Executive’s death.
(c)    This Estate Release extends to any claims that may be brought on Executive’s or Executive’s estate’s behalf by any person or agency, as well as any class or representative action under which Executive’s estate may have any rights or benefits; Executor agrees not to accept any recovery or benefits under any such claim or action, and Executor assigns any such recovery or benefits to the Company. For the purpose of implementing a full and complete release, Executor understands and agrees that this Estate Release is

    Exhibit C – Page 1

intended to include all claims, if any, which Executive’s estate may have and which Executor or Executive’s estate does not now know or suspect to exist in favor of Executive’s estate against the Company Released Parties and this Estate Release extinguishes those claims.
2.Miscellaneous. Executor represents and warrants that he or she has the full legal capacity, power and authority to execute and deliver this Estate Release and to perform all obligations hereunder. This Estate Release is binding upon and shall inure to the benefit of the Parties hereto as well as the Company Released Parties. For purposes of this Estate Release, a facsimile or electronic file containing Executor’s signature printed by a receiving facsimile machine or printer shall be deemed an original signature.
IN WITNESS WHEREOF, Executor has executed this Estate Release as of the date set forth below.

__________________________________________
Signature of Executor of the Estate of William J. DeLaney

__________________________________________
Name Printed

Date:

    Exhibit C – Page 2